Exhibit 10.1

AMENDMENT TO BUSINESS COMBINATION AGREEMENT

This Amendment to Business Combination Agreement (this “Amendment”) is entered into as of June 1, 2023, by and among Iris Acquisition Corp, a Delaware corporation (the “SPAC”), Iris Parent Holding Corp., a Delaware corporation (“ParentCo”), and Liminatus Pharma, LLC, a Delaware limited liability company (the “Company”). Each of SPAC, ParentCo, and the Company is also referred to herein as a “Party” and, collectively, the “Parties”.

RECITALS

WHEREAS, the Parties, along with Liminatus Pharma Merger Sub, Inc., a Delaware corporation, and SPAC Merger Sub, Inc., a Delaware corporation, entered into that certain Business Combination Agreement, dated November 30, 2022 (the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement as more specifically set forth herein; and

WHEREAS, Section 11.1 of the Agreement provides that the Agreement may only be amended by a written instrument executed by SPAC, ParentCo, and the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and, in the Agreement, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto do hereby agree as follows:

1.Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Agreement.

2.Amendments.

(a)Section 10.1(c).  Section 10.1(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

“by the Company or SPAC by written notice to the other Party if the consummation of the transactions contemplated by this Agreement shall not have occurred on or before September 30, 2023 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(c) shall not be available to any Party that has materially breached any of its representations, warranties, covenants or agreements under this Agreement (including, with respect to the Company, any breach by ParentCo) if such material breach is the primary cause of or has resulted in the failure of the transactions contemplated by this Agreement to be consummated on or before such date;”

(b)Section 11.13.  Section 11.13 of the Agreement is hereby amended to include the following at the end of such section:

“Prior to the Closing (or earlier termination of this Agreement), the Company may supplement the Company Disclosure Schedules and SPAC may supplement the SPAC Disclosure Schedules, in each case, solely with respect to any event, condition, fact or circumstance that both (i) first occurs, arises or exists after the date of this Agreement and had not occurred, arisen or existed in whole or in part prior to the Effective Date and (ii) (A) does not constitute a breach or violation of any covenant under this Agreement, (B) does not involve a breach of, default under, noncompliance with or violation of any Laws or Contract by the Company or SPAC, as applicable, and (C) does not involve a claim or order by a Governmental Entity or by a third party against the Company or SPAC, as applicable, (each, a “Conforming Schedule Update”). Each Conforming Schedule Update will be deemed to amend and supplement the Company Disclosure Schedules or the SPAC Disclosure Schedules, as applicable, as of the Closing Date; provided, that no such Conforming Schedule Update shall limit or otherwise affect any Party’s rights or remedies available hereunder. Any Conforming Schedule Update shall be provided in accordance with the notice provisions hereof and shall be clearly labeled as a “Disclosure Schedule Update.””

3.Effect on Agreement. Except as set forth in this Amendment, all of the terms, covenants, agreements, and conditions of the Agreement shall remain in full force and effect in accordance with its original terms.

4.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to any conflicts of laws principles thereto that would call for the application of the laws of any other jurisdiction.

5.Counterparts, Facsimile Signatures. This Amendment may be executed in any number of identical counterparts, each of which, for all purposes, is to be deemed an original, and all of which constitute, collectively, one and the same Amendment. Signatures transmitted by electronic means such as email or facsimile shall have the same legal effect as an original signature hereto.

[Signature page to follow.]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the Parties as of the date first above written.

SPAC

Iris Acquisition Corp
By:	/s/ Sumit Mehta
Name:	Sumit Mehta
Title:	Chief Executive Officer

COMPANY

Liminatus Pharma, LLC
By:	/s/ Chris Kim
Name:	Chris Kim
Title:	CEO, Secretary and Treasurer

PARENTCO

Iris Parent Holding Corp.
By:	/s/ Chris Kim
Name:	Chris Kim
Title:	CEO, Secretary and Treasurer

Signature Page to Amendment to Business Combination Agreement